PARTNERSHIP INTERESTS PURCHASE AGREEMENT

This Partnership Interests Purchase Agreement (this "Agreement"), dated as of January 31, 2014, is entered into by and among (i) InnSuites Hospitality Trust, an Ohio business trust (the "Buyer"), and (ii) Suite Hotels, LLC, an Arizona limited liability company (the "Seller").

The Seller owns 51% of the Partnership Interests of Fort Worth/Dallas Suite Hospitality Partnership, an Arizona general partnership (the "Company"). The Company is in the hospitality business and operates a 168-suite hotel in the Fort Worth/Dallas area known as Hotel Trinity (the "Business").

The Seller desires to sell, and the Buyer desires to purchase, the 51% of the Partnership Interests of the Company held by the Seller, upon the terms and conditions set forth in this Agreement.

NOW THEREFORE, the parties hereby agree as follows:

1. SALE AND PURCHASE OF 51% OF THE PARTNERSHIP INTERESTS OF THE COMPANY.

1.1 Sale and Purchase. Subject to the conditions set forth in this Agreement, on the Closing Date, the Seller will sell and transfer to the Buyer, and the Buyer will purchase from the Seller, 51% of the Partnership Interests of the Company, free and clear of any and all liens, claims, charges, encumbrances, pledges or third party rights of any kind ("Encumbrances").

1.2 51% of Partnership Interests of Company. The Buyer will not be obligated to complete the purchase of any of the Partnership Interests of the Company unless the purchase of 51% of the Partnership Interests of the Company is completed simultaneously on the Closing Date, in accordance with the terms and conditions herein.

1.3 Purchase Price. In consideration of the sale and transfer of 51% of the Partnership Interests of the Company, the Buyer agrees to purchase 51% of the Partnership Interests of the Company for an aggregate purchase price of 51% of the book value of the Net Assets of the Company as of the Measurement Date (the "Purchase Price"). The "Measurement Date" shall mean January 31, 2014. The "Net Assets" shall mean the total book value of the assets of the Company less any outstanding book value of all of the Company's liabilities.

2. CONSIDERATION FOR 51% OF THE PARTNERSHIP INTERESTS OF COMPANY.

2.1 Amount of Consideration. As consideration for 51% of the Partnership Interests of the Company, the Buyer will pay to the Seller at the Purchase Price the equivalent value of the Buyer's shares of beneficial interest, no par value per share ("Stock"), plus or minus (as determined by Section 2.2) any financial adjustments. The number of the Buyer's shares of Stock paid to the Seller will be the Purchase Price divided by the average daily closing price of the

Stock during the month of January 2014 as published on The Wall Street Journal's website www.wsj.com.

2.2 Company Financials. Within (30) days following the Measurement Date, the Buyer shall prepare or cause to be prepared a balance sheet of the Company as of the Measurement Date and an income statement of the Company for the twelve-month period ending on the Measurement Date (the "Draft Company Financials") and shall deliver the Draft Company Financials to the Seller. The Buyer agrees to have a Certified Public Accounting Firm registered with Public Company Accounting Oversight Board (the "CPA Firm") audit the Draft Company Financials. Any adjustments found by the CPA Firm or adjustments discovered by the Buyer during the CPA's financial audit ("financial adjustments") shall adjust the Purchase Price. The Buyer shall adjust the Draft Company Financials by the financial adjustments and notify the Seller immediately of any financial adjustments. Once the financial audit has been completed, the Seller shall, within five (5) days following receipt of the audited Draft Company Financials, notify the Buyer in writing whether the Seller disputes any item set forth in the audited Draft Company Financials that impacts the Purchase Price, providing reasonable details with respect to each such disputed item. If the Seller does not timely notify the Buyer of a dispute, the Draft Company Financials shall be deemed agreed to by the Seller and shall be final and binding on the parties. Each party shall provide to the other party all documents, information and assistance that may be reasonably requested in connection with the preparation of the Draft Company Financials or the review thereof. Within ten (10) business days after the submission by the Seller of any notice of dispute, the parties will attempt in good faith to resolve any disputed items. If they are unable to do so, the remaining disputed items will be referred to an accounting firm of regional standing (other than the CPA Firm) agreed to by the parties (the "Accountants"). If the Accountants find in favor of one party on all items in dispute, the other party shall bear the entire cost of the Accountants. In all other cases, the parties will share the cost of the Accountants in inverse proportion to the extent to which the resolution by the Accountants corresponds with the position taken by each party, all as determined by the Accountants. The determination by the Accountants of the disputed items (and of the manner in which the cost of the Accountants shall be shared) will be binding on the parties.

2.3 Legend. Each certificate evidencing any Stock issued to the Seller pursuant to this Agreement shall bear the following legend, or a legend of similar effect:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR HYPOTHECATED OR OTHERWISE ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL, SATISFACTORY TO INNSUITES HOSPITALITY TRUST, THAT THERE IS AN AVAILABLE EXEMPTION FROM REGISTRATION.

The legend set forth above shall be removed and the Buyer shall promptly issue a certificate without such legend to the Seller if: (i) such shares of Stock are registered for resale

under the Securities Act of 1933, as amended (the "Securities Act"); (ii) in connection with a sale transaction, the Seller provides the Buyer with an opinion of counsel reasonably acceptable to the Buyer to the effect that a public sale, assignment or transfer of such shares of Stock may be made without registration under the Securities Act; or (iii) the Seller provides the Buyer with reasonable assurances that such shares have been or are being sold in compliance with Rule 144.

2.4 NYSE MKT Listing of Stock. The Buyer shall use its commercially reasonable efforts to cause all Stock issued to the Seller as of the Closing Date to be listed on the NYSE MKT, subject to any requirements of the NYSE MKT.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to the Buyer, as of the date of this Agreement and the Closing Date, as follows:

3.1 Organization. The Company is a general partnership duly organized in the State of Arizona, validly existing and in good standing under the laws of Maricopa County and the State of Arizona, and is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its Business requires such qualification.

3.2 Authority. The Company has all power and authority necessary to conduct its Business as presently and ordinarily conducted. The Seller has the requisite power and authority to enter into and perform its obligations under this Agreement, the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Seller, and this Agreement and the other documents executed by the Seller that are to be delivered on the Closing Date will, when executed, constitute valid and binding obligations of the Seller in accordance with their respective terms.

3.3 Capitalization. The Seller owns 51% of the Partnership Interests of the Company free and clear of any and all Encumbrances. All of the issued and outstanding Partnership Interests of the Company are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding warrants, options or other rights to purchase, or rights under debentures or other instruments for conversion into, any Partnership Interests of the Company or any other equity securities of the Company.

3.4 No Material Adverse Change; Customers; Vendors. There has been no material adverse change in the assets, financial condition or performance of the Business since January 31, 2014 and there are no material outstanding disputes with any significant customers or vendors of the Company.

3.5 Business Assets. The Company, in the operation of the Business, has good and marketable title to the real property (the "Real Property"), personal property, furniture, fixtures, equipment and all other assets (collectively, the "Business Assets") used by it in the operation of the Business. The Business Assets have been properly maintained in a manner consistent with reasonable business practices and are in good condition and repair, normal wear and tear excepted. The Business Assets, including, without limitation, all building mechanical systems,

and information technology systems, are not in need of any material repairs. The Business Assets constitute all of the physical assets that are necessary to operate the Business as it has been conducted during the past one (1) year prior to the Closing Date. The Seller further represents the following:

(a) To the knowledge of the Seller, all utility services required by applicable law for the normal operations of the Business, including electric, gas, water supply, storm and sanitary sewer facilities, telephone lines and fire protection facilities, currently serve the Real Property;

(b) The Seller has received no outstanding written notice from any governmental authority having jurisdiction over any portion of the Real Property that the Real Property or the present use of the Real Property currently fails to comply with any applicable laws, orders, permits or restrictions of any governmental authority having jurisdiction over any portion of the Real Property;

(c) There are no pending or, to the knowledge of the Seller, threatened condemnation, fire, health, safety, environmental, building, zoning or other land use actions relating to any portion of the Real Property that would adversely affect the current use or occupancy thereof, nor has the Seller received written notice of any pending or threatened special assessment proceedings affecting any portion of the Real Property; and

(d) The Seller has performed routine maintenance of the Real Property consistent with past practices.

3.6 No Defaults. Neither the execution and delivery by the Seller of this Agreement nor the consummation by the Seller of the transactions contemplated hereby is an event that, of itself or with the giving of notice or the passage of time or both, constitutes a violation of or will conflict with or result in breach of or any default under the terms, conditions or provisions of any applicable law, or of the certificate of formation, partnership agreement or limited liability company agreement, as applicable, of the Company or the Seller, or of any agreement or instrument to which the Company or the Seller is a party or by which either of them is bound or that affects the Real Property, or result in any Encumbrance on any of the assets, properties or rights of the Company or result in the acceleration of the due date of any obligation of the Company or could reasonably be expected to have a material adverse effect on the Business of the Company.

3.7 Litigation. There is no material action, suit, proceeding, order or investigation pending or, to the knowledge of the Seller, threatened by or against the Company or the Seller related to the Business, including any claims related to environmental matters. In the past one (1) year, there has been no material action, suit, proceeding, order or, to the knowledge of the Seller, investigation by or against the Company or the Seller, including any claims related to environmental matters.

3.8 Consents and Approvals. The Seller has obtained all required consents and approvals for entering into this Agreement and consummating all transactions contemplated by this Agreement, including without limitation (a) approval of this Agreement and the sale of the

Seller's 51% of the Partnership Interests of the Company to the Buyer by the requisite percentage of the Seller's members and (b) approval of this Agreement and the sale of the Seller's 51% of the Partnership Interests of the Company to the Buyer by all partners of the Company.

3.9 Brokers. There is no broker or finder or similar person who would have any valid claim against the Buyer or any of its subsidiaries or shareholders for a fee or brokerage commission in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding or action by the Seller or the Company.

3.10 Securities Law Compliance. The Seller is an "accredited investor" as that term is defined in Regulation D under the Securities Act. The Seller is acquiring the Stock under this Agreement solely for the Seller's respective account and for investment and not with a view toward the distribution thereof. The Seller understands that the Stock issued to the Seller under this Agreement will not be registered under the Securities Act or any state securities laws and that the Buyer will have no obligation to register such Stock.

4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller, as of the date of this Agreement and the Closing Date, as follows:

4.1 Organization. The Buyer is a business trust duly organized, validly existing and in good standing under the laws of the State of Ohio, with the requisite power and authority to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

4.2 Authority. Subject to Sections 6.4 and 6.5, (a) the Buyer has the requisite power and authority to enter into and perform its obligations under this Agreement; (b) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Buyer; and (c) assuming the due authorization, execution and delivery by the Seller, this Agreement and the other documents executed by the Buyer that are to be delivered on the Closing Date will, when executed, constitute valid and binding obligations of the Buyer in accordance with their respective terms.

4.3 Buyer Capitalization. The Buyer currently has an unlimited number of shares of Stock available for issuance under its declaration of trust. As of the date hereof, the Buyer has [   ] shares of Stock issued and outstanding.

4.4 Buyer Stock. Subject to the Shareholder Approval and the NYSE MKT Approval, in each case as hereinafter defined, the Stock issuable to the Seller pursuant to this Agreement has been duly authorized and, when issued to the Seller pursuant to this Agreement, will be validly issued, fully paid and nonassessable and free and clear of any and all Encumbrances (other than restrictions upon transfer imposed generally by applicable securities laws and restrictions set forth in any shareholder or similar agreement entered into by the Seller). Assuming the accuracy of the representations set forth in Section 3.10, the Stock issuable to the

Seller hereunder will be issued in compliance with all applicable federal and state securities laws.

5. COVENANTS.

5.1 Commercially Reasonable Efforts to Satisfy Conditions to Closing. The Buyer and the Seller shall use their respective commercially reasonable efforts to satisfy the conditions to closing set forth in Sections 6 and 7 that are applicable to them.

5.2 Affirmative Covenants. From the date hereof until the Closing Date, except as otherwise expressly provided herein, the Seller will cause the Company to conduct the Business only in the ordinary course of business consistent with past practices, including, without limitation, by undertaking normal efforts to collect accounts receivable and pay accounts payable and other obligations of the Company and to maintain the Real Property in the ordinary course of business and in accordance with past practices.

6. CONDITIONS TO OBLIGATIONS OF THE BUYER. The Buyer's obligation to complete the transactions contemplated by this Agreement is subject to the satisfaction on or before the Closing Date of all of the following conditions:

6.1 Performance of Agreements. The Seller shall have performed all of the obligations to be performed by it under this Agreement.

6.2 Representations and Warranties. The representations and warranties made by the Seller in this Agreement shall be true and correct in all material respects.

6.3 No Injunction. No temporary restraining order or preliminary or final injunction prohibiting the completion of the transactions contemplated by this Agreement shall have been issued and be in effect. No action, suit, proceeding, order or investigation shall be pending or threatened before any court or other governmental authority that, if adversely determined, would prevent the consummation of the transactions contemplated hereby, have a material adverse effect on the Business or impair the ability of the Buyer, after the Closing Date, to operate the Business.

6.4 Third Party Consents and Approvals. The following consents and approvals must be obtained:

(a) Approval of the issuance of Stock to the Seller pursuant to this Agreement by the requisite percentage of the Buyer's shareholders (the "Shareholder Approval"); and

(b) Approval by the NYSE MKT of the listing of the Stock issuable to the Seller pursuant to this Agreement (the "NYSE MKT Approval").

6.5 Appraisal. The independent third-party appraisal of the Real Property obtained by the Buyer shall demonstrate that the Purchase Price is at or below 50% of the fair market value of the Real Property.

JW. MGB

6.6 Documents Delivered. The Seller shall have delivered to the Buyer all of the documents required under Section 8.2.

7. CONDITIONS TO OBLIGATIONS OF THE SELLER. The Seller's obligations to complete the transactions contemplated by this Agreement is subject to the satisfaction on or before the Closing Date of all of the following conditions:

7.1 Performance of Agreements. The Buyer shall have performed all of the obligations to be performed by it under this Agreement.

7.2 Representations and Warranties. The representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects.

7.3 No Injunction. No temporary restraining order or preliminary or final injunction prohibiting the completion of the transactions contemplated by this Agreement shall have been issued and be in effect. No action, suit, proceeding, order or investigation shall be pending or threatened before any court or other governmental authority that, if adversely determined, would prevent the consummation of the transactions contemplated hereby.

7.4 Third Party Consents and Approvals. The following consents and approvals must be obtained: (a) the Shareholder Approval and (b) the NYSE MKT Approval.

7.5 Documents Delivered. The Buyer shall have delivered to the Seller all of the documents required under Section 8.3.

8. THE CLOSING.

8.1 Time and Location. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of the Buyer at 1625 E. Northern Avenue, Suite #105 as soon as practicable but no later than five (5) business days after the Shareholder Approval and the NYSE MKT Approval shall have been obtained (the "Closing Date"). The Closing will be effective as of the Closing Date and only after the satisfaction of the conditions of closing set forth in Sections 6 and 7. Subject to Section 9.5(c), if the transactions contemplated by this Agreement are not closed by July 31, 2014, then either the Buyer or the Seller may withdraw from this Agreement with a thirty (30)-day advance written notification to the other party.

8.2 Deliveries by the Seller. At the Closing, the Seller will deliver or cause to be delivered to the Buyer the following:

(a) Certificate as of a recent date from the Arizona Secretary of State attesting to the Company's existence and good standing;

(b) Copies of minute books and equity transfer records of the Company;

(c) Instruments of assignment and any applicable certificates transferring the 51% of the Partnership Interests of the Company to the Buyer, duly executed by the Seller; and

(d) A certificate of the Seller to the effect that the conditions set forth in Sections 6.1 and 6.2 have been satisfied.

8.3 Deliveries by the Buyer. At the Closing, the Buyer will deliver or cause to be delivered to the Seller the following:

(a) A share certificate representing the number of shares of Stock issuable to the Seller pursuant to Section 2.1 of this Agreement, registered in the name of the Seller and bearing the legend required by Section 2.3 of this Agreement; and

(b) A certificate of an officer of the Buyer to the effect that the conditions set forth in Sections 7.1 and 7.2 have been satisfied.

8.4 Further Assurances. Each of the Buyer and the Seller agrees that it will, from time to time after the Closing Date, execute and deliver such other documents and instruments and take such other actions as may be reasonably requested by either party to carry out and fully effectuate the transactions contemplated by this Agreement.

9. SURVIVAL; INDEMNIFICATION; TERMINATION.

9.1 Survival of Representations and Warranties. The representations and warranties made by the Seller and the Buyer in this Agreement will survive the Closing Date and any investigation or inquiry made by either of them. However, any claim for the incorrectness or breach of the representations or warranties contained in this Agreement must be brought within the following periods: (a) with respect to the representations and warranties in Section 3.1 (Organization), Section 3.2 (Authority), Section 3.3 (Capitalization), Section 3.6 (No Defaults), Section 3.8 (Consents and Approvals), Section 4.1 (Organization) and Section 4.2 (Authority), without limitation as to time; and (b) with respect to all representations and warranties not referred to in clause (a) of this Section 9.1, as of the date that is twelve (12) months following the Closing Date.

9.2 Indemnification by the Seller. Subject to Section 9.1, the Seller will indemnify the Buyer and its subsidiaries, parent companies, affiliates, successors and assigns, for any loss, cost, liability, diminution in value, claim or expense (including reasonable attorneys' fees and expenses) ("Losses") that may be incurred by them as a result or arising out of (a) the incorrectness or breach of any of the representations or warranties made by the Seller in this Agreement or (b) the breach of any of the covenants made by the Seller in this Agreement. Subject to Section 10.10, this Section 9.2 shall be Buyer's sole recourse for any breach of this Agreement by the Seller.

9.3 Indemnification by the Buyer. Subject to Section 9.1, the Buyer will indemnify the Seller, and its successors and assigns, for any Losses that may be incurred by the Seller as a result or arising out of (a) the incorrectness or breach of any of the representations or warranties

made by the Buyer in this Agreement or (b) the breach of any of the covenants made by the Buyer in this Agreement.

9.4 Notice and Defense of Claims. A party claiming indemnification under this Section 9 (the "Asserting Party") will give prompt written notice of the claim to the party from whom indemnification is being sought (the "Indemnifying Party") of the nature and basis of the claim. If the claim for indemnification arises out of a claim, action, suit or proceeding by a third party (a "Third Party Claim"), the Indemnifying Party may elect to assume the defense of the Third Party Claim at its own expense with counsel selected by the Indemnifying Party, which shall be reasonably satisfactory to the Asserting Party. If the Indemnifying Party assumes the defense of the Third Party Claim, the Indemnifying Party will not be liable for any fees or expenses of counsel for the Asserting Party incurred in connection with the Third Party Claim, unless there is a conflict of interest between the Asserting Party and the Indemnifying Party in connection with the Third Party Claim or the Indemnifying Party fails to reasonably pursue the defense of such Third Party Claim. If the Indemnifying Party does not assume the defense of the Third Party Claim, the Asserting Party will have the right to defend and settle the Third Party Claim. The Asserting Party and the Indemnifying Party will cooperate in the defense of any claim, action, suit or proceeding covered by this Section 9.4. The Asserting Party will make available to the Indemnifying Party all records and other materials reasonably required by the Indemnifying Party for use in contesting the Third Party Claim.

9.5 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time on or prior to the Closing Date: (a) by the written consent of the Buyer and the Seller; (b) by the Buyer or the Seller if any of the conditions of the other party set forth in Section 6 or Section 7, as applicable, have not been fulfilled or have become incapable of fulfillment on or before the Closing Date, and the other party has failed to cure such matter within thirty (30) days of notice of the same (and the terminating party is not otherwise in material default of its obligations under this Agreement); or (c) subject to Section 8.1, by the Buyer or the Seller if the Closing has not occurred on or before July 31, 2014 (and the terminating party (i) has not failed to satisfy the conditions or make the deliveries applicable to such party under Section 6 or Section 7, as applicable, and (ii) is not otherwise in material default of its obligations under this Agreement). If this Agreement is terminated in a manner permitted by this Section 9.5, this Agreement will become void and of no further force and effect, and neither party will have any liability to the other party in respect of such termination of this Agreement; provided that nothing in this Section 9.5 shall relieve either party from liability it may have hereunder for a breach of this Agreement prior to such termination.

10. MISCELLANEOUS PROVISIONS.

10.1 Expenses. Each of the Buyer and the Seller will bear their own fees and expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

10.2 Waiver and Amendment. Any provision of this Agreement may be waived in writing by the party that is entitled to the benefit of that provision. This Agreement may be

amended or supplemented at any time, although no such amendment or supplement will be effective unless it is in writing and signed by all of the parties.

10.3 Entire Agreement; No Rights or Remedies to Other Persons; Assignment. This Agreement, including the schedules to this Agreement, if any: (a) constitutes the entire agreement among the parties on its subject matter and supersedes all prior agreements, both written and oral; (b) is not intended to confer any rights or remedies upon any individual or organization other than the parties hereto, except as set forth in Section 9; and (c) may not be assigned by either party, by operation of law or otherwise, without the prior written consent of the other party; except that the Buyer may assign its rights and obligations under this Agreement to any of its subsidiaries or affiliates.

10.4 Governing Law; Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Arizona, notwithstanding any conflict or choice of law provision to the contrary. The parties irrevocably (a) submit themselves to the exclusive jurisdiction of the state and federal courts sitting in the State of Arizona and (b) waive the right and agree not to assert by way of motion, as a defense or otherwise in any action, suit or proceeding brought in any such court, any claim that it is not subject to the jurisdiction of such court, that such action, suit or proceeding is brought in an inconvenient forum or that the venue of such action, suit or proceeding is improper. Each party also irrevocably consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 10.5.

10.5 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to be given (a) when delivered in person, (b) one (1) day after being sent by overnight courier, or (c) five (5) business days after being sent by registered or certified mail (return receipt requested), addressed in each case as follows:

If to the Buyer:

Pamela Barnhill, President
InnSuites Hospitality Trust
1625 E. Northern Ave, Suite #105
Phoenix, Arizona 85020

With an additional copy to:

Adam Remis, Chief Financial Officer
InnSuites Hospitality Trust
1625 E. Northern Ave, Suite #105
Phoenix, Arizona 85020

If to the Seller:

James Wirth, Manager
Suite Hotels, LLC
1625 E. Northern Ave, Suite #105
Phoenix, Arizona 85020

Either party may change the address to which notices or other communications are to be given by furnishing the other party with written notice of the change.

10.6 Headings. The headings contained in this Agreement are for reference purposes only and are not intended to affect the meaning or interpretation of this Agreement.

10.7 Definitions. When used in this Agreement, the phrase "to the knowledge of the Seller" means the actual knowledge of the manager or any members of the Seller and the knowledge that the manager or any members of the Seller would have after due and diligent inquiry into the relevant subject matter.

10.8 Facsimiles/PDFs/Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument. Facsimile copies and electronic Portable Document Format files of executed signature pages transmitted by electronic mail shall be deemed to be originals for all purposes.

10.9 Severability. The invalidity of any provision or provisions of this Agreement will not affect the validity of any other provision of this Agreement, which will remain in full force and effect.

10.10 Specific Performance. The parties acknowledge that the Business carried on by the Company is of a unique and extraordinary character and that money damages would not be a sufficient remedy for any breach by the Seller of the Seller's obligations under this Agreement; therefore, in addition to any other rights or remedies the Buyer may have, the Buyer shall be entitled to the remedies of specific performance or injunctive relief in connection with a breach by the Seller of the Seller's obligations contained in this Agreement.

10.11 Public Releases. Neither of the parties to this Agreement shall make any public announcement or release regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party; provided that (a) the Buyer may issue a press release regarding this Agreement and the transactions contemplated hereby promptly after the date hereof, which press release shall be reasonably acceptable to the Seller, (b) the Buyer may disclose this Agreement and the transactions contemplated hereby in one or more Forms 8-K filed with the SEC as required by applicable law and may file a copy of this Agreement as an exhibit to such Form(s) 8-K, and (c) the Buyer may disclose this Agreement and the transactions contemplated hereby as may be required or deemed by it to be appropriate in connection with the obtaining the Shareholder Approval and the NYSE MKT Approval.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement by their respective duly authorized representatives as of the date first above written.

BUYER:

By: [signature]
Name: MARC E. BERG
Title: EXECUTIVE V.P.

SELLER:

Suite Hotels Hotels, LLC
By: [signature]
Name: James Wirth
Title: Manager